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                                                                   EXHIBIT 99.9

                                 REVLON, INC.
                        SHARES OF CLASS A COMMON STOCK


 OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO RECORD STOCKHOLDERS OF REVLON, INC.

                                                                         , 2003

TO PARTICIPANTS IN THE REVLON EMPLOYEE SAVINGS, INVESTMENT AND PROFIT SHARING PLAN (THE "PLAN"):

     Enclosed for your consideration is a prospectus, dated          , 2003
(the "Prospectus"), relating to the offering (the "Rights Offering") by Revlon, Inc. (the "Company") of shares of its Class A common stock pursuant to transferable subscription rights (the "Rights") distributed to all holders of record of shares of its Class A common stock and Class B common stock, par value $0.01 per share (together, the "Common Stock"), at the close of business
on          , 2003 (the "Record Date"). The Rights are described in the
Company's Prospectus. You should read the Prospectus and all accompanying documents carefully.

     In the Rights Offering, the Company is offering an aggregate of    shares
of its Class A common stock (the "Underlying Shares"), as described in the Prospectus.

     AS A PARTICIPANT IN THE PLAN WITH THE COMPANY'S CLASS A COMMON STOCK ALLOCATED TO YOUR 401(k) ACCOUNT AS OF THE RECORD DATE, YOU ARE BEING OFFERED AN OPPORTUNITY TO PARTICIPATE IN THE RIGHTS OFFERING. TO ENABLE PUTNAM FIDUCIARY TRUST COMPANY, AS TRUSTEE, TO EXERCISE OR SELL THE RIGHTS CREDITED TO YOUR ACCOUNT, A PROPERLY COMPLETED 401(k) PLAN PARTICIPANT ELECTION FORM MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON
         , 2003, SEVEN DAYS PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING. THE TRUSTEE WILL ATTEMPT TO SELL ON YOUR BEHALF ANY RIGHTS FOR WHICH THE TRUSTEE HAS NOT RECEIVED ANY INSTRUCTIONS BY THAT TIME.

     IF YOU ELECT TO EXERCISE ANY RIGHTS, YOU MUST ENSURE THAT THE TOTAL AMOUNT OF THE FUNDS REQUIRED FOR SUCH EXERCISE HAVE BEEN ALLOCATED TO AN ACCOUNT CREATED BY YOU, OR WHICH YOU CURRENTLY MAINTAIN, IN THE STABLE VALUE FUND (AN
EXISTING INVESTMENT ELECTION UNDER THE PLAN) NO LATER THAN          , 2003,
SEVEN DAYS PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING. ON       ,
2003, THE TRUSTEE WILL TRANSFER THESE FUNDS FROM YOUR STABLE VALUE FUND ACCOUNT AND USE SUCH FUNDS TO PARTICIPATE IN THE RIGHTS OFFERING ON YOUR BEHALF.

     As described in the Prospectus, your 401(k) account will be credited with
one Right for each    shares of Common Stock allocated to your account under
the Plan as of the close of business on the Record Date. Each Right is exercisable for one share of our Class A common stock (the "Basic Subscription Privilege"). You have been allocated the number of Rights referred to on your 401(k) Participant Election Form.

     In addition, each holder of Rights who instructs the trustee to exercise their Basic Subscription Privilege in full will be eligible to instruct the trustee to subscribe (the "Over-Subscription Privilege") at the same cash price
of $          per share for shares of Class A common stock that are not
otherwise purchased pursuant to the exercise of Rights by other Rights holders (the "Excess Shares"), subject to availability and pro ration as described below. Each holder of Rights may only exercise their Over-Subscription Privilege if they exercised their Basic Subscription Privilege in full and other holders of Rights do not exercise their Basic Subscription privilege in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Privilege, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges. "Pro rata" means in proportion to the number of Underlying Shares that each holder of Rights has purchased by exercising their Basic Subscription Privilege. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than they subscribed for under their Over-Subscription Privilege, then Revlon will allocate to them only the number of Excess Shares
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for which they subscribed. Revlon will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Privileges. See "The Rights Offering--Subscription Privileges" in the Prospectus.

     See the enclosed Prospectus and the attached Frequently Asked Questions for further information regarding your participation in the Rights Offering.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO D.F. KING & CO., INC., THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 949-2583.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING YOUR 401(K) PLAN ACCOUNT SHOULD BE DIRECTED TO PUTNAM FIDUCIARY TRUST COMPANY,
THE 401(K) PLAN TRUSTEE, AT THE FOLLOWING TELEPHONE NUMBER: (800) 685-6415.

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FREQUENTLY ASKED QUESTIONS REGARDING THE RIGHTS OFFERING AND THE REVLON 401(k)
                                     PLAN

Q: How will I know how many Rights have been allocated to me based on the shares of Common Stock I hold in my account under the 401(k) Plan?

A: Shortly after          , 2003, the record date for the Rights Offering, we
will arrange for all Plan participants for whose account the Plan holds shares of Revlon Class A common stock under the Plan as of the record date to receive the attached 401(k) Plan Participant Election Form, a copy of the Prospectus and other related materials. The 401(k) Plan Participant Election Form will indicate the number of Rights which have been allocated to your Plan account and how many additional shares of Class A common stock you may purchase by exercising your Rights under your Basic Subscription Privilege.

Q: Who will decide whether or not to exercise the Rights to acquire additional shares of Class A common stock for my 401(k) account under the Plan?

A: As a participant, you will be able to direct the trustee to:

   (1) Exercise the Basic Subscription Privilege as to Rights that have been allocated to your 401(k) account in whole or in part,

   (2) Exercise the Basic Subscription Privilege allocated to your 401(k) account in full and acquire additional shares of Class A common stock pursuant to the Over-Subscription Privilege, or

   (3) Sell any or all of the Rights and remit the net proceeds to an account in the Stable Value Fund. (If you do not currently invest in the Stable Value Fund, the trustee will create such an account for you.)

If the trustee does not receive your instructions on or before          , 2003,
seven days prior to the expiration date of the Rights Offering, it will attempt to sell your Rights on your behalf and remit the proceeds of any sale to an account in the Stable Value Fund for your benefit (which will depend on whether an active trading market for the Rights is maintained).

Q: Will I be able to direct the trustee to exercise or sell the Rights allocated to my 401(k) account if I am less than fully vested under the Plan?

A: Yes, even though you are not fully vested in your benefits, you will have the sole power to determine whether or not you want to exercise or sell any or all of the Rights allocated to you.

Q: If I do not have enough cash in my 401(k) account to purchase all of the shares of Class A common stock available under my Rights, can I personally acquire all of the shares Class A common stock available?

A: No, you may not.

Q: Could I lend some money to my 401(k) account in the Plan that could be used to exercise the Rights?

A: No.

Q: Can I direct the trustee to sell my investments in other investment funds held in my 401(k) account and to use the proceeds to pay for shares of Class A common stock that I want to purchase in the Rights Offering under the Rights that have been allocated to my account?

A: Yes you can, subject to the normal rules and procedures applicable under the Plan to the sale and transfer of investments among the offerings in the Plan. In order to do this, you should contact the trustee at (800) 685-6415 or visit their website at www.ibenefitscenter.com. If you elect to exercise any Rights, you must ensure that the total amount of funds required for such exercise have been allocated to an account created by you or that you currently maintain in the Stable Value Fund (an existing investment election under the Plan) no later
than       , 2003, seven days prior to the expiration date of the Rights
Offering. On       , 2003, the trustee will transfer these funds from your
Stable Value Fund account and use such funds to participate in the Rights Offering on your behalf.

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Q: If I want to exercise or sell my Rights, how do I do so?

A: You should carefully read and follow the instructions for exercise and sale contained in the accompanying information regarding the Rights Offering, including the section of the Prospectus entitled "The Rights Offering--Special Instructions for Participants in Our 401(k) Plan."

Q: Where do I send my instructions?

A: The 401(k) Plan Participant Election Form must be delivered to Putnam Fiduciary Trust Company, the trustee of the 401(k) plan, at the address set forth below:

                                     By Mail
                               PUTNAM INVESTMENTS
                    DEFINED CONTRIBUTION PLAN ADMINSITRATION
                                 P.O. Box 9740
                           Providence, RI, 02940-9889

                     By Hand Delivery or Overnight Courier:
                               PUTNAM INVESTMENTS
                                 Investors Way
                             Norwood, MA 02062-9105

Delivery to any address or by a method other than those set forth above will not constitute valid delivery.

Q: When is the absolute last date for me to deliver my completed instructions to the trustee so that I can be assured that I will be able to acquire the shares of Class A common stock I want to purchase for my 401(k) account or sell my Rights?

A: In order to give the trustee the time it needs to complete the necessary paperwork so that it may exercise or sell your Rights before the Rights
Offering terminates on          , 2003 (unless extended by the Company as
provided in the Prospectus), your completed documents must be received by the
trustee no later than the close of business on          , 2003, seven days
prior to the expiration date of the Rights Offering. If you are sending your completed instructions to the trustee by mail, please allow sufficient time for mail delays. If you fail to instruct the trustee to either sell or exercise
your Rights on or before       , 2003, the trustee will attempt to sell your
Rights on your behalf and deposit the net proceeds of such sale in an account for your benefit in the Stable Value Fund (an existing investment election under the Plan). The trustee's obligation to sell Rights is subject to its ability to find buyers for the Rights. The Rights are a new issue of securities with no established trading market and we can give no assurance that a market for the Rights will develop or, if a market does develop, as to how long it will continue. Therefore, we cannot assure you that the trustee will be able to sell any of your Rights on your behalf.


Q: When is the absolute last date for me to allocate funds to the Stable Value Fund in order to acquire the shares of Class A common stock I want to purchase under the Rights that have been allocated to my 401(k) account?

A: If you elect to exercise some or all of your Rights, you must have sufficient funds in an account created by you in the Stable Value Fund (an
existing investment election under the Plan) on       , 2003 in order to
satisfy the subscription price payable by you upon exercise of your Rights. On
      , 2003, the trustee will remove these funds from your Stable Value Fund account and use such funds to participate on your behalf in the Rights Offering.

Q: What if I do not have sufficient funds in my Stable Value Fund account?

A: If you do not have sufficient funds to exercise all of your subscription rights in accordance with your election, the Rights will be exercised to the maximum extent possible with the amount you have invested in your Stable Value Fund account, and the trustee will attempt to sell for your account any remaining Rights that are not exercised because of insufficient funds.


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Q: What if the per share public trading market price of the Class A common stock declines during the period after I submit my 401(k) Plan Participant Election Form to the trustee and before the time that the trustee exercises the Rights and purchases Class A common stock on my behalf?

A: Once you send to the trustee the 401(k) Plan Participant Election Form, you may not revoke your exercise instructions, unless the Company subsequently amends the terms of the Rights Offering. If you elect to exercise your Rights, you should be aware that the market value of our Class A common stock may go up or down during the period after you submit your 401(k) Plan Participant
Election Form to the trustee and before the time that Class A common stock is purchased under your Rights and allocated to your account under the 401(k) plan. See the section of the Prospectus captioned "Risk factors -- You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price." However, notwithstanding instructions from participants of the Plan to exercise their Rights, the trustee will not exercise the Rights if, on , 2003, the per share public trading price of the Class A common stock is less than the per share subscription price. The trustee may attempt, instead, to sell the Rights if an active trading market is maintained; however, if the per share subscription price exceeds the per share public trading price, it is likely that the Rights will have no value. The trustee may also, from , 2003 through the expiration of the Rights Offering, exercise the Rights if the per share public trading price increases above the per share subscription price.

Q: If I exercise my Over-Subscription Privilege but there are insufficient shares to honor my request (in part or in full), what happens to the amount taken from my account to pay that portion of the subscription price?

A: It will be returned to your Stable Value Fund account under the Plan, without interest or deduction.

Q: If my Rights are sold on my behalf by the trustee, when will I received the proceeds from the sale?

A: If the trustee is able to sell Rights on your behalf, the proceeds of the sale will be deposited in your Stable Value Fund Account as promptly as practicable after the sale. If you have instructed the trustee to sell your Rights, you should check the balance of your Stable Value Fund Account balance regularly on the Plan's website (www.ibenefitscenter.com) or by contacting the trustee at (800) 685-6415 to confirm whether you have received the proceeds from a sale of all or a portion of your Rights. If you do not currently invest in the Stable Value Fund and the trustee receives proceeds from a sale of Rights on your behalf, the trustee will create such an account for you.

Q: What if no trading market for the Rights can be maintained?

A: The Rights are a new issue of securities with no established trading market and we can give no assurance that a market for the Rights will develop or, if a market does develop, as to how long it will continue. Therefore, we cannot assure you that the trustee will be able to sell any of your Rights on your behalf. If you have instructed the trustee to sell your Rights and your Rights cannot be sold, you will be entitled to direct the trustee to exercise your Rights instead, although any such direction still must be received by the
trustee by the close of business on       , 2003, seven days prior to the
expiration date of the Rights Offering. As explained above, however, it is possible that the per share subscription price will exceed the per share public trading price of the Class A common stock (which may be one reason why there would be no trading market for the Rights). If the Rights cannot be sold and either (i) your instructions to exercise the Rights are not timely received by the trustee, or (ii) you never provided instructions in the first place, or
(iii) the per share subscription price exceeds the per share public trading price of the Class A common stock (in which case, as explained above, the trustee will not exercise the Rights), then the Rights will expire and will have no further value.


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